UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2013

BELO CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 S. Record Street Dallas, Texas	75202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 977-6606

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On June 12, 2013, Belo Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gannett Co., Inc., a Delaware corporation (“Gannett”), and Delta Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Gannett (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Gannett. The Merger Agreement also contemplates that simultaneous with the completion of the Merger, Gannett will undertake a restructuring whereby certain television stations owned by the Company will be transferred to qualified third-party purchasers under asset purchase and related agreements.

Subject to the terms and conditions set forth in the Merger Agreement, which has been approved by the board of directors of each of the Company, Gannett and Merger Sub, at the effective time of the Merger, each outstanding share of the Company’s Series A and Series B common stock, other than shares owned by the Company, any Company subsidiary, Gannett or Merger Sub, will be converted into the right to receive $13.75 in cash, without interest. The Merger Agreement also provides that at the effective time of the Merger, each outstanding stock option of the Company, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash without interest equal to the product of the excess of the merger consideration over the applicable exercise price per share of such stock option multiplied by the number of shares of common stock for which such stock option may be exercised, and each outstanding restricted stock unit (“RSU”), whether vested or unvested, will be canceled and converted into the right to receive an amount in cash equal to the number of shares of common stock subject to such RSU multiplied by the merger consideration in respect of such share, plus any accrued but unpaid dividend equivalents.

The Merger Agreement contains customary representations and warranties from the Company, Gannett and Merger Sub, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of the Company’s business during the interim period between the execution of the Merger Agreement and the closing of the transactions contemplated by the Merger Agreement, (2) the Company’s obligations to facilitate its shareholders’ consideration of, and voting upon, the approval of the Merger Agreement and the transactions contemplated thereby, and (3) subject to certain exceptions, the recommendation by the Company’s board of directors in favor of the approval by the Company’s shareholders of the Merger Agreement and the transactions contemplated thereby. The Company, subject to certain exceptions, has also agreed not to (1) solicit proposals relating to any competing change in control transactions or (2) participate in any discussions or furnish any non-public information to any person concerning any proposals for competing change in control transactions.

The Merger Agreement provides certain termination rights for both the Company and Gannett and further provides that upon termination of the Merger Agreement under certain circumstances, the Company will be obligated to pay Gannett a termination fee of $51.5 million.

Completion of the Merger is subject to certain customary conditions, including (1) approval of the Merger Agreement by the Company’s shareholders representing at least two-thirds of the voting power of the outstanding shares of Series A and Series B common stock entitled to vote, (2) receipt of required regulatory approvals, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Act and FCC consent for the transactions, (3) completion of the restructuring, and (4) the absence of any order or injunction prohibiting the completion of the transactions. Each party’s obligation to complete the Merger also is subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (2) the performance in all material respects by the other party of its obligations under the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Gannett or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Gannett or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Voting Agreements

In connection with entering into the Merger Agreement, Gannett entered into voting and support agreements and irrevocable proxies with the Company and each of Robert W. Decherd, Dunia A. Shive, M. Anne Szostak, Peter A. Altabef, Henry P. Becton, Jr., James M. Moroney III, Lloyd D. Ward, Carey P. Hendrickson, Peter L. Diaz, Guy H. Kerr, Judith L. Craven, Dealey D. Herndon, Wayne R. Sanders, and McHenry T. Tichenor, Jr. (collectively, the “Voting Agreements”). Collectively, these shareholders hold in the aggregate approximately 42.6% of the voting power of the outstanding shares of the Company’s common stock. The Voting Agreements generally require that the shareholders party thereto (i) vote all of their shares of the Company’s common stock in favor of the Merger Agreement and against any competing transaction, (ii) grant Gannett an irrevocable proxy to vote such shares or execute consents in favor of the Merger Agreement and the transaction contemplated thereby, and (iii) generally prohibit the shareholders party thereto from transferring their shares of the Company’s common stock prior to the completion of the Merger. The Voting Agreements will terminate upon the earlier of the completion of the Merger and the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting and Support Agreement and Irrevocable Proxy attached hereto as Exhibit 10.1 and incorporated by reference herein.

Cautionary Statements Regarding Forward-Looking Information

Statements in this communication concerning Belo’s business outlook or future economic performance, anticipated profitability, revenues, expenses, capital expenditures, dividends, investments, future financings, impairments, pension matters, and other financial and non-financial items that are not historical facts, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those predicted in any such forward-looking statement. Belo undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Such risks, uncertainties and other factors include, but are not limited to, uncertainties regarding the changes in capital market conditions and prospects, and other factors such as changes in advertising demand, interest rates and programming and production costs; changes in viewership patterns and demography, and actions by viewership measurement services; changes in the network-affiliate business model for broadcast television; technological changes, and the development of new systems and devices to distribute and consume television and other audio-visual content; changes in the ability to secure, and in the terms of, carriage of Belo programming on cable, satellite, telecommunications and other program distribution methods; development of Internet commerce; industry cycles; changes in pricing or other actions by competitors and suppliers; Federal Communications Commission and other regulatory, tax and legal changes, including changes regarding spectrum; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions, dispositions, co-owned ventures, and investments; pension plan matters; general economic conditions; significant armed conflict; the ability to meet the conditions to closing the transactions with Gannett, including receipt of shareholder and regulatory approvals and clearances, within the time frame contemplated or at all; the effect of transaction-related costs and expenses; the effect of the transactions on the ability of Belo to retain employees and maintain business relationships may be difficult; as well as other risks detailed in Belo’s other public disclosures and filings with the SEC including Belo’s Annual Report on Form 10-K.

Additional Information for Shareholders

In connection with the proposed transaction, Belo intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) and mail the proxy statement to its shareholders. Shareholders of Belo are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about Belo, Gannett, the proposed transaction and related matters. SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER. The proxy statement and other relevant materials (when available), and any and all documents filed by Belo with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Belo by directing a written request to Belo, Attention: Corporate Secretary, 400 S. Record Street, Dallas, Texas 75202.

This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Belo. Belo, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Belo in connection with the proposed merger. Information about those executive officers and directors of Belo and their ownership of Belo common stock is set forth in the Belo proxy statement for its 2013 Annual Meeting of Shareholders, which was filed with the SEC on March 22, 2013, and its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on March 6, 2013. These documents may be obtained for free at the SEC’s website at www.sec.gov, and from Belo by contacting Belo, Attention: Corporate Secretary, 400 S. Record Street, Dallas, Texas 75202. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that Belo intends to file with the SEC.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 12, 2013, by and among Belo Corp., Gannett Co. Inc., and Delta Acquisition Corp.

10.1	Form of Voting and Support Agreement and Irrevocable Proxy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELO CORP.

Date: June 18, 2013	By:	/s/ Russell F. Coleman
	Name:	Russell F. Coleman
	Title:	Senior Vice President/General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 12, 2013, by and among Belo Corp., Gannett Co. Inc., and Delta Acquisition Corp.

10.1	Form of Voting and Support Agreement and Irrevocable Proxy

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